UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 15, 2017

PixarBio Corporation

(Name of Small Business Issuer in its Charter)

Delaware	47-1945113
(State or Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8B Industrial Way Salem, NH 03079

(Address of principal executive offices)

(617) 803-8838

(Telephone Number of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

Reorganized Staff For Outsourced Manufacturing Model

On January 9, 2017 the Company announced strategic plans for 2017 to reduce CAPEX spending of over $19,000,000 by outsourcing all manufacturing to a confidential microparticle manufacturing partner. From December 31, 2016 to June 14, 2017, the Company has reduced its full-time employees from twenty-seven (27) employees to ten (10) full-time employees and one (1) part-time employee.

Change of Headquarters to Salem, NH

We had leased office space at 200 Boston Ave, Medford, MA 02155 as our headquarters with a rent of $23,341 per month (the “Medford Lease”). The Medford Lease was scheduled to expire in 2019. In December 2016, we leased 11,191 square feet in a facility in Woburn, MA (the “Woburn Lease”). The Woburn Lease commenced on January 1, 2017, with a two month abatement period. The Woburn Lease was scheduled to expire in December 2021. Both the Medford location and Woburn location are owned by Cummings Properties (the “Landlord”). However, due to our late payment of rent with respect to the Medford lease, the Landlord terminated our Medford Lease and commenced dispossess proceedings with respect to both Medford and Woburn. Accordingly, we relocated our headquarters to our Salem, NH office as of May 22, 2017. The address of our Salem, NH office is 8B Industrial Way, Salem, NH 03079. The Salem office space is 4,290 sq. ft. and is being leased at a rent of $3,003 per month. The lease expires on March 31, 2019. In addition, we terminated our Woburn Lease as of May 31, 2017.

PixarBio Patent Portfolio Update

It’s important to file patents to protect R&D invented by our PixarBio team. Patents and trade secrets are at the heart of how we protect intellectual property. As a result, we are continually filing varying types of patents to provide a wide range of patents to provide coverage for the value we invent. As patents work their way through the patent approval process at the United States Patent and Trademark Office (USPTO), patents will evolve and finalize on average over about 3 years. It is our goal to receive the best patents, not the fastest patents so we file provisional patents to ensure relevant claims are protected as of a certain date and then support the life of the patent filing process.

A typical patent will involve the filing of PCT International Applications, US Provisionals, US utility, national stage applications, continuations, and divisionals. Since August 2013, we have filed with the USPTO One hundred Four (104) US Provisionals, US utility, PCT applications, national stage applications, continuations, and divisionals. The filed patents cover pain, spinal cord injury, Parkinson’s disease and epilepsy. As we have developed a varying patent portfolio we can choose the best options for our investors. It makes logical sense to focus primarily on products with shorter clinical study timelines so total cost to US FDA approval is lower than the industry average. For example, our 14 day pain product the patients are followed for 30 days. That’s a short human study with low study costs. Spinal cord, Epilepsy, and Parkinson’s Disease are multi-year human studies and they are expensive. Therefore, our pain studies which can be completed in less than one year became the bases for selecting our lead product NR-14 or NeuroRelease 14-days for post-surgical pain. As of June 15, 2017 we have 41 pending patent applications and they are being processed through the national law firm Baker Hostetler, and since our founding we’ve had the same great team at Baker Hostetler led by John Murphy who has a PhD in Chemical Engineering and a JD in IP law from Harvard Law School.

Going forward our patent focus is on pain, spinal cord injury and epilepsy and we have discontinued filing Parkinson’s disease patents but we keep the value of the knowledge learned as trade secrets.

Employee Retention Options

In April and May 2017, the Company issued employee retention options according to the 2014 Employee, Director, and consultant equity incentive plan. In addition, the Company issued employee retention options in lieu of 2016 annual bonuses. Annual bonuses included 200,000 employee retention options to Mr. Reynolds and 125,000 employee retention options to Ms. Holzhaus. The employee retention options were granted to each employee with an exercise price of the Common Stock at $1.00 per share. In April and May 2017, the Company also issued to each senior manager, 20,000 employee retention options every week (the “Weekly Grants”). As of May 19, 2017, the Weekly Grants aggregated a total of 180,000 for each senior manager.

Legal Proceedings

Pursuant to SEC subpoenas related to the investigation of the Company, several people have given testimony and we have produced substantial documents to the SEC. We have cooperated with the SEC. The Company and all of the directors and/or officers deny all allegations of wrongdoing. Although there can be no assurance that such investigation shall be resolved successfully, the Company is optimistic that the investigation shall be resolved successfully.

On February 3, 2017, we received a copy of a federal securities class action against the Company and Mr. Reynolds filed in the United States District Court for the District of Massachusetts for alleged violations of federal securities law. In addition, on February 10, 2017, we received a separate federal securities class action against the Company and Mr. Reynolds filed in the United States District Court for the District of New Jersey for alleged violations of federal securities law. As of the date of this Form 8-K, the two said class actions have not been proceeded except with respect to a motion to appoint the lead plaintiff and lead counsel in the New Jersey lawsuit. The Company and Mr. Reynolds deny all allegations of wrongdoing and intend to vigorously defend these lawsuits. The Company and Mr. Reynolds believe that they shall be successful in these law suits. There can be no assurance that the Company and Mr. Reynolds shall be successful.

On February 6, 2017, a law firm announced that a class action lawsuit against the Company and Mr. Reynolds has been filed on behalf of investors who purchased our securities between October 31, 2016 and January 20, 2017, inclusive. No service has been made in such lawsuit upon the Company and Mr. Reynolds. In addition, on March 10, 2017, another law firm announced its filing of a class action lawsuit on behalf of investors who purchased our securities. The suit is for recovery of investor losses. No class has been certified in such action as of the date of this Form 8-K. The Company and Mr. Reynolds deny all allegations of wrongdoing and intend if served to vigorously defend these lawsuits. The Company and Mr. Reynolds believe that if served they shall be successful in these lawsuits. There can be no assurance that the Company and Mr. Reynolds shall be successful.

A derivative lawsuit was filed with the United States District Court District of New Jersey on May 2, 2017 alleging claims against the Company, Mr. Reynolds, Ms. Holzhaus and two (2) of the other three (3) directors (collectively the “Named Defendants”). None of the Named Defendants have been served with a complaint in such derivative lawsuit as of the date of this Form 8-K. The Named Defendants deny all allegations of wrongdoing and intend if served to vigorously defend this lawsuit. The Named Defendants believe that if served they shall be successful in this lawsuit. There can be no assurance that the Named Defendants shall be successful.

Management Transactions

The Company issued promissory notes in exchange for loans from Mr. Reynolds, Mr. Reynolds’ family trust and Ms. Holzhaus. The amount of loans and date of such loans are as follows:

On May 4, 2017, the Company issued a promissory note to Mr. Reynolds in the amount of $82,741.53.

On May 12, 2017, the Company issued a promissory note to the Francis M. Reynolds Irrevocable Legacy Trust dated August 29, 2013, Mr. Reynolds, as Donor, and Mary M. Spielmann as Trustee, in the amount of $40,000.

On March 14, 2017, the Company issued promissory notes to Robin Reynolds Noble and Ms. Holzhaus in the amount of $60,000 and $50,000 respectively.

On May 22, 2017, the Company issued promissory note to the Francis M. Reynolds Irrevocable Legacy Trust dated August 29, 2013, Mr. Reynolds, as Donor, and Mary M. Spielmann as Trustee, in the amount of $25,000.

The promissory notes are non-convertible notes with a term of three (3) months and interest with a rate of ten (10%) percent per annum.

Not Current with Periodic Filings with the SEC

We are not current with our periodic filings with the SEC, not having filed our Annual Report on Form 10-K for the year ended December 31, 2016 which was due on March 31, 2017 or our Quarter Report on Form 10-Q for the three months ended March 31, 2017 which was due on May 15, 2017.

Current Cash Position

Our cash on hand on April 30, 2017 was $71,800. Our current average monthly cash burn rate is approximately $450,000.

Stockholders Stock Certificates Exchange

The Company urges all of its Stockholders who still hold Stock Certificates of PixarBio Nevada to exchange them for Stock Certificates of the Company.

Updated Company Website

Stockholders and potential investors are welcome to obtain more information with respect to the Company on our updated website www.pixarbio.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PixarBio Corporation
(the Company)

Dated: June 16, 2017	By:	/s/ Francis M. Reynolds
Name: Francis M. Reynolds
Title: Chief Executive Officer

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